Exhibit 24.1

POWER OF ATTORNEY

The undersigned, each being an officer or director, or both, as the case may be, of Michaels Stores, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Jeffrey N. Boyer the true and lawful attorney-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including without limitation post-effective amendments, to any or all of the registration statements listed below, which registration statements have been previously filed by the Company with the Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Form	Registration Number
S-3	33-48029
S-8	33-54726
S-3	333-29423
S-8	333-21407
S-8	33-64379
S-8	333-21635
S-3	333-29421
S-3	333-34459
S-8	33-61055
S-8	333-29429
S-8	333-82495
S-8	333-66122
S-8	333-97241
S-3	333-84112
S-8	333-71054
S-8	333-84048
S-3	333-84054
S-8	333-125932
S-3	333-125935

Signature	Title	Date

/s/ Charles J. Wyly, Jr.
Charles J. Wyly, Jr.	Chairman of the Board of Directors	October 25, 2006

/s/ Sam Wyly
Sam Wyly	Vice Chairman of the Board of Directors	October 25, 2006

/s/ Gregory A. Sandfort
Gregory A. Sandfort	President and Chief Operating Officer	October 25, 2006

/s/ Richard E. Hanlon
Richard E. Hanlon	Director	October 25, 2006

/s/ Richard C. Marcus
Richard C. Marcus	Director	October 25, 2006

/s/ Liz Minyard
Liz Minyard	Director	October 25, 2006

/s/ Cece Smith
Cece Smith	Director	October 25, 2006